POWER OF ATTORNEY


      Know all by these presents, that the undersigned hereby constiutes and appoints each of William J.
O'Shaughnessy, Jr. and Leo C.Farrenkopf, Jr., signing singly, his true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned all reports, including but not limited to, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such report and the timely filing of such report with the United States Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that any document executed pursuant to this power of attorney shall be in such form and contain such terms and conditions as such attorney-in-fact may approve in his discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the under-signed's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This power of attorney shall remain in effect as long as the under-signed is required to file reports under Section 16(a) with respect to Quest Diagnostics Incorporated.

	IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 25th day of October, 2007.

		/s/ Michael E. Prevoznik
		Signature
		MICHAEL E. PREVOZNIK

STATE OF NEW JERSEY)
	  	   ):  ss.
COUNTY OF MORRIS   )

	On this 25th day of October, 2007, before me, the subscriber, personally appeared Michael E. Prevoznik, to me and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


		/s/ Sylvia Sytsma
		Notary Public
		My Commission Expires 10-5-09